                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of First Lancaster Bancshares, Inc. and Subsidiary on Form S-8 of our report dated August 8, 1997, on our audits of the consolidated financial statements of First Lancaster Bancshares, Inc. and Subsidiary as of June 30, 1997 and 1996, and for each of the years then ended which report is incorporated by reference in this Annual Report on Form 10-KSB for the year ended June 30, 1997.


/s/  Coopers & Lybrand L.L.P.


Lexington, Kentucky
September 26, 1997